Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 1, 2007

Dune Energy, Inc.

3050 Post Oak Blvd

Suite 695

Houston, Texas 77056

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to the inclusion by reference of our “Appraisal Report as of December 31, 2006 on Certain Properties owned by Dune Energy Inc.” in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 of Dune Energy, Inc.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON